Exhibit 99.1

KINGSWAY ANNOUNCES FOURTH QUARTER AND YEAR-END 2017 RESULTS

Toronto, Ontario (February 20, 2018) - (TSX: KFS, NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the fourth quarter and year ended December 31, 2017. All amounts are in U.S. dollars unless indicated otherwise.

The Company reported net loss attributable to common shareholders of $4.6 million, or $0.20 per diluted share, in the fourth quarter of 2017. Significant events during the fourth quarter included the following:

•	Insurance Underwriting segment incurred net unfavorable development related to accident years 2016 and prior.
•	Income tax benefit includes $19.0 million related to the Tax Cuts and Jobs Act.

Management Comments

Larry G. Swets, Jr., Chief Executive Officer, stated, “Although the 2016 and prior reserve development in the Insurance Underwriting segment is extremely disappointing, we are pleased with the continued improvement of the other segments of our business. We made significant changes to the NSA business in 2017 that give us confidence that the business has turned the corner, but we remain mindful we won’t be able to declare success until we are able to provide full year positive underwriting results in this business.”

Mr. Swets continued, “The increase in our shareholders’ equity resulting from the change in our deferred income tax liability highlights the value that can be created from investments like CMC Industries, Inc. and reminds us of the need to identify more such opportunities.”

Operating Results

The Company reported net loss attributable to common shareholders of $4.6 million (including a non-cash loss of $2.7 million attributable to change in fair value of debt), or $0.20 per diluted share, in the fourth quarter of 2017, compared to net income attributable to common shareholders of $1.0 million (including a non-cash loss of $4.8 million attributable to change in fair value of debt), or $0.05 per diluted share, in the fourth quarter of 2016.

For the year ended December 31, 2017, Kingsway reported net loss attributable to common shareholders of $15.8 million (including a non-cash loss of $8.5 million attributable to change in fair value of debt), or $0.73 per diluted share, compared to net income attributable to $0.2 million (including a non-cash loss of $3.7 million attributable to change in fair value of debt), or $0.01 per diluted share, in the prior year period.

Following are highlights of Kingsway’s fourth quarter 2017 results. Operating loss reflects the Company’s core operating activities, including its reportable segments, passive investment portfolio, merchant banking activities and corporate operating expenses.

•	Operating loss was $16.0 million for the fourth quarter of 2017 compared to operating loss of $2.6 million for the fourth quarter of 2016.
o	Insurance Underwriting segment operating loss was $17.0 million for the fourth quarter of 2017 compared to $8.0 million for the fourth quarter of 2016.
o	Extended Warranty segment (formerly Insurance Services segment) operating income was $1.8 million for the fourth quarter of 2017 compared to $0.9 million for the fourth quarter of 2016.
o	Leased Real Estate segment operating income was $0.8 million for the fourth quarter of 2017 compared to segment operating loss of $0.1 million for the fourth quarter of 2016.
o	Net investment income of $1.4 million was reported for the fourth quarter of 2017 compared to $6.2 million for the fourth quarter of 2016.
o	Net realized gains of $0.7 million were reported for the fourth quarter of 2017 compared to $0.4 million for the fourth quarter of 2016.
o	Other operating income and expense was a net expense of $3.7 million for the fourth quarter of 2017 compared to $2.0 million for the fourth quarter of 2016.
•	Adjusted operating loss was $13.1 million for the fourth quarter of 2017 compared to $1.1 million for the fourth quarter of 2016.
•	Book value decreased to $2.02 per share at December 31, 2017 from $2.65 per share at December 31, 2016. The Company also carries a valuation allowance, in the amount of $8.35 per share at December 31, 2017, against the deferred tax asset, primarily related to its loss carryforwards.

Investor Presentation

The Company also announced the availability of a new investor presentation starting today. The presentation will be available via the “Investor Relations” section of Kingsway’s website at http://kingsway-financial.com/investor-relations/.

About the Company

Kingsway is a holding company functioning as a merchant bank with a focus on long-term value-creation.  The Company owns or controls subsidiaries primarily in the insurance, extended warranty, asset management and real estate industries and pursues non-control investments and other opportunities acting as an advisor, an investor and a financier. The common shares of Kingsway are listed on the Toronto Stock Exchange and the New York Stock Exchange under the trading symbol “KFS.”

Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Revenues:	(unaudited)		(unaudited)
Net premiums earned	$31,447	$33,419	$130,443	$127,608
Service fee and commission income	10,451	7,186	31,909	24,232
Rental income	3,361	3,010	13,384	5,436
Net investment income	1,392	6,175	2,669	8,244
Net realized gains	663	418	3,771	360
Other-than-temporary impairment loss	(316)	(157)	(316)	(157)
Other income	2,538	2,737	11,334	10,907
Total revenues	49,536	52,788	193,194	176,630
Operating expenses:
Loss and loss adjustment expenses	42,736	34,470	125,982	109,609
Commissions and premium taxes	6,229	6,933	25,006	24,562
Cost of services sold	1,989	1,269	6,535	4,193
General and administrative expenses	12,705	11,303	46,269	41,629
Leased real estate segment interest expense	1,558	1,580	6,264	2,899
Amortization of intangible assets	286	(139)	1,152	1,242
Contingent consideration benefit	—	—	(212)	(657)
Impairment of intangible assets	—	—	250	—
Total operating expenses	65,503	55,416	211,246	183,477
Operating loss	(15,967)	(2,628)	(18,052)	(6,847)
Other expenses (revenues), net:
Interest expense not allocated to segments	1,341	1,166	4,977	4,496
Foreign exchange losses, net	7	1	15	15
Loss on change in fair value of debt	2,718	4,845	8,487	3,721
Gain on deconsolidation of subsidiary	—	—	—	(5,643)
Equity in net (income) loss of investees	(772)	13	(2,115)	1,017
Total other expenses, net	3,294	6,025)	11,364	3,606
Loss from continuing operations before income tax benefit	(19,261)	(8,653	(29,416)	(10,453)
Income tax benefit	(19,311)	(9,827)	(17,761)	(9,720)
Income (loss) from continuing operations	50	1,174	(11,655)	(733)
Loss on liquidation of subsidiary, net of taxes	(494)	—	(494)	—
Gain on disposal of discontinued operations, net of taxes	—	131	1,017	1,255
Net (loss) income	(444)	1,305	(11,132)	522
Less: net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	4,053	71	4,337	(281)
Less: dividends on preferred stock, net of tax	137	192	350	565
Net (loss) income attributable to common shareholders	$(4,634)	$1,042	$(15,819)	$238
(Loss) earnings per share - continuing operations:
Basic:	$(0.19)	$0.04	$(0.76)	$(0.05)
Diluted:	$(0.18)	$0.04	$(0.76)	$(0.05)
(Loss) earnings per share - discontinued operations:
Basic:	$(0.02)	$0.01	$0.02	$0.06
Diluted:	$(0.02)	$0.01	$0.02	$0.06
(Loss) earnings per share – net (loss) income attributable to common shareholders:
Basic:	$(0.21	$0.05	$(0.73)	$0.01
Diluted:	$(0.20)	$0.05	$(0.73)	$0.01
Weighted-average shares outstanding (in ‘000s):
Basic:	21,708	20,633	21,547	20,003
Diluted:	23,265	22,430	21,547	20,003

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2017	December 31, 2016
Assets	(unaudited)
Investments:
Fixed maturities, at fair value (amortized cost of $53,746 and $62,136, respectively)	$53,214	$61,764
Equity investments, at fair value (cost of $9,146 and $19,099, respectively)	8,994	23,230
Limited liability investments	25,173	22,974
Limited liability investment, at fair value	10,314	10,700
Other investments, at cost which approximates fair value	3,721	9,368
Short-term investments, at cost which approximates fair value	151	401
Total investments	101,567	128,437
Cash and cash equivalents	44,286	36,475
Investment in investee	5,230	3,116
Accrued investment income	526	790
Premiums receivable, net of allowance for doubtful accounts of $115 and $115, respectively	27,855	31,564
Service fee receivable, net of allowance for doubtful accounts of $318 and $274, respectively	4,286	1,320
Other receivables, net of allowance for doubtful accounts of zero and $806, respectively	7,139	3,299
Deferred acquisition costs, net	13,045	13,609
Property and equipment, net of accumulated depreciation of $13,600 and $10,603, respectively	108,230	116,961
Goodwill	80,112	71,061
Intangible assets, net of accumulated amortization of $8,333 and $7,181, respectively	87,615	89,017
Other assets	4,709	5,372
Total Assets	$484,600	$501,021
Liabilities and Shareholders' Equity

Liabilities:
Unpaid loss and loss adjustment expenses:
Property and casualty	$63,652	$53,795
Vehicle service agreements	2,779	2,915
Total unpaid loss and loss adjustment expenses	66,431	56,710
Unearned premiums	36,686	40,176
Note payable	186,469	190,074
Bank loan	4,917	—
Subordinated debt, at fair value	52,105	43,619
Deferred income tax liability	30,331	48,720
Deferred service fees	39,741	35,822
Income taxes payable	2,644	2,051
Accrued expenses and other liabilities	15,966	20,587
Total Liabilities	435,290	437,759

Class A preferred stock, no par value; unlimited number authorized; 222,876 and 262,876 issued and outstanding at December 31, 2017 and December 31, 2016, respectively; redemption amount of $5,572	5,461	6,427

Shareholders' Equity:
Common stock, no par value; unlimited number authorized; 21,708,190 and 21,458,190 issued and outstanding at December 31, 2017 and December 31, 2016, respectively	—	—
Additional paid-in capital	356,020	353,882
Accumulated deficit	(313,486)	(297,668)
Accumulated other comprehensive loss	(3,852)	(208)
Shareholders' equity attributable to common shareholders	38,682	56,006
Noncontrolling interests in consolidated subsidiaries	5,167	829
Total Shareholders' Equity	43,849	56,835
Total Liabilities, Class A preferred stock and Shareholders' Equity	$484,600	$501,021

Non-U.S. GAAP Financial Measures

Segment Operating Loss

Segment operating loss represents one measure of the pretax profitability of Kingsway’s segments and is derived by subtracting direct segment expenses from direct segment revenues. Please refer to the section entitled “Non-U.S. GAAP Financial Measures” in the Management’s Discussion and Analysis section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 for a detailed description of this non-U.S. GAAP measure.

Adjusted Operating Loss

Adjusted operating loss represents another measure used by the Company to assess the profitability of the Company’s segments, its passive investment portfolio and its merchant banking activities. Adjusted operating loss is comprised of segment operating loss as well as net investment income, net realized gains, other-than-temporary impairment loss, equity in net income (loss) of investees and merchant banking transaction expenses, net. A reconciliation of segment operating loss and adjusted operating loss to net (loss) income for the three months and years ended December 31, 2017 and 2016 is presented below:

(in thousands)	Three months ended December 31,		Years ended December 31,
	2017	2016	2017	2016
Segment operating loss	$(14,382)	$(7,228)	$(13,550)	$(7,069)
Net investment income	1,392	6,175	2,669	8,244
Net realized gains	663	418	3,771	360
Other-than-temporary impairment loss	(316)	(157)	(316)	(157)
Equity in net income (loss) of investees	772	(13)	2,115	(1,017)
Merchant banking transaction expenses, net	(1,233)	(280)	(2,195)	(825)
Adjusted operating loss	(13,104)	(1,085)	(7,506)	(464)
Equity in net (income) loss of investees	(772)	13	(2,115)	1,017
Corporate operating expenses and other (1)	(1,805)	(1,695)	(7,241)	(6,815)
Amortization of intangible assets	(286)	139	(1,152)	(1,242)
Contingent consideration benefit	—	—	212	657
Impairment of intangible assets	—	—	(250)	—
Operating loss	(15,967)	(2,628)	(18,052)	(6,847)
Equity in net income (loss) of investees	772	(13)	2,115	(1,017)
Interest expense not allocated to segments	(1,341)	(1,166)	(4,977)	(4,496)
Foreign exchange losses, net	(7)	(1)	(15)	(15)
Loss on change in fair value of debt	(2,718)	(4,845)	(8,487)	(3,721)
Gain on deconsolidation of subsidiary	—	—	—	5,643
Loss from continuing operations before income tax benefit	(19,261)	(8,653)	(29,416)	(10,453)
Income tax benefit	19,311	9,827	17,761	9,720
Income (loss) from continuing operations	50	1,174	(11,655)	(733)
Loss on liquidation of subsidiary, net of taxes	(494)	—	(494)	—
Gain on disposal of discontinued operations, net of taxes	—	131	1,017	1,255
Net (loss) income	$(444)	$1,305	$(11,132)	$522

(1)	Corporate operating expenses and other includes corporate operating expenses and stock-based compensation expense.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2016 Annual Report on Form 10-K. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its 2016 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.

For a current review of the Company and a discussion of its plan to create and sustain long-term shareholder value, management invites you to review its Annual Letter to Shareholders, which may be accessed at the Company’s website or directly at http://bit.ly/kingsway2016.